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                                                                    Exhibit 5(h)



                                     FORM OF
                       SCHEDULE D - ADVISORY FEE SCHEDULE
                               AMENDED MAY 1, 1997
           THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS
       AGREEMENT AND ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:


FUND                                                           DATE

SCHWAB CALIFORNIA TAX-EXEMPT MONEY FUND                        NOVEMBER 5, 1990

Forty-six one-hundredths of one percent
(.46%) of the Schwab California Tax-Exempt
Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.


SCHWAB U.S. TREASURY MONEY FUND                                NOVEMBER 5, 1991

Forty-six one-hundredths of one percent
(.46%) of the Schwab U.S. Treasury Money
Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB VALUE ADVANTAGE MONEY FUND                              FEBRUARY 7, 1992

Forty-six one-hundredths of one percent
(.46%) of the Schwab Value Advantage Money
Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion;
forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion; and thirty-four one-hundredths of one percent (.34%) of such net assets over $20 billion.

SCHWAB INSTITUTIONAL ADVANTAGE MONEY FUND                      NOVEMBER 26, 1993

Forty-six one-hundredths of one percent
(.46%) of the Schwab Institutional Advantage
Money Fund's average daily net assets not in
excess of $1 billion; forty-five
one-hundredths of one percent (.45%) of such
net assets over $1 billion but not in excess
of $3 billion; forty one-hundredths of one
percent (.40%) of such net assets over $3
billion but not in excess of $10 billion;
thirty-seven one-hundredths of one percent
(.37%) of such net assets over $10 billion
but not in excess of $20 billion; and
thirty-four one-hundredths of one percent
(.34%) of such net assets over $20 billion.
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                                                                    Exhibit 5(h)


FUND                                                       DATE

SCHWAB RETIREMENT  MONEY FUND                              NOVEMBER 26, 1993

Forty-six one-hundredths of one percent
(.46%) of the Schwab Retirement Money Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion;
forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion; and thirty-four one-hundredths of one percent (.34%) of such net assets over $20 billion.

SCHWAB NEW YORK TAX-EXEMPT MONEY FUND                      NOVEMBER 10, 1994

Forty-six one-hundredths of one percent
(.46%) of the Schwab New York Tax-Exempt
Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.





                                              THE CHARLES SCHWAB FAMILY OF FUNDS



                                              By: ______________________________
                                              Name:   Timothy F. McCarthy
                                              Title:  President and Trustee


                                              CHARLES SCHWAB INVESTMENT
                                                 MANAGEMENT, INC.



                                              By: ______________________________
                                              Name:   William J. Klipp
                                              Title:  President and Chief
                                                       Operating Officer